UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

Fidelity Private Credit Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01571	88-6585799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Summer Street Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 563-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Items

As previously disclosed, Fidelity Private Credit Fund (the “Fund”) has registered with the Securities and Exchange Commission a continuous public offering of up to $1,000,000,000 in common shares of beneficial interest (the “Offering”). The terms of the Offering required the Fund to deposit all subscription proceeds in escrow with UMB Bank, N.A., as escrow agent, until the Fund received subscriptions aggregating at least $100,000,000 in common shares of the Fund (including shares purchased by Fidelity Diversifying Solutions LLC (“FDS”), its affiliates and the Fund’s trustees and officers), in any combination of share classes.

As of March 13, 2023, the Fund satisfied the minimum offering requirement, and the Fund’s Board of Trustees authorized the release of proceeds from escrow. On March 13, 2023, the Fund issued and sold 4,084,372.289 shares (consisting of 4,084,372.289 Class I shares; no Class S or D shares were issued or sold as of such date), and the escrow agent released net proceeds of approximately $102 million to the Fund as payment for such shares. FMR LLC, its employees, and the Fund’s trustees and executive officers, owned approximately $57.9 million of shares outstanding as of March 13, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Private Credit Fund

Date: March 16, 2023	By:	/s/ Heather Bonner
Name: Heather Bonner
Title: President and Treasurer